Exhibit 99.11

Transactions in Securities of the Issuer During the Past 60 Days

The following table sets forth all transactions with respect to shares of Common Stock effected in the last 60 days by any of the Reporting Persons or on behalf of any of the Reporting Persons, inclusive of any transactions effected through 4:00 p.m., New York City time, on March 29, 2017. All such transactions were purchases of shares of Common Stock effected in the open market through brokers, and the table excludes commissions paid in per share prices.

Type of Security	Number of Shares Purchased / (Sold)	Price Per Share($)		Date of Purchase / Sale

Macellum Retail Opportunity Fund, LP

Common Stock	10,000	$1.2679	(1)	3/16/2017
Common Stock	74,000	$1.2761	(2)	3/17/2017
Common Stock	30,000	$1.2705	(3)	3/20/2017
Common Stock	25,000	$1.3224	(4)	3/21/2017
Common Stock	5,000	$1.2970	(5)	3/22/2017
Common Stock	100,000	$1.47	(6)	3/28/2017
Common Stock	57,550	$1.4450	(7)	3/28/2017
Common Stock	40,000	$1.47		3/29/2017
Common Stock	34,294	$1.4709	(8)	3/29/2017

(1)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.23 to $1.28, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission (the “Staff”), upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(2)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.25 to $1.29, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(3)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.26 to $1.285, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(4)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.30 to $1.33, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(5)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.28 to $1.325, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(6)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.46 to $1.48, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(7)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.375 to $1.50, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(8)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.43 to $1.49, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.